Exhibit 31.3
CERTIFICATION

I, Howard Solomon, certify that:

1)	I have reviewed this report on Form 10-K/A of Forest Laboratories, Inc. ("the Company");

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  June 13, 2013

/s/ Howard Solomon
Howard Solomon
Chief Executive Officer